Exhibit 99.1
CTPartners Executive Search Inc. Announces Preliminary Fourth Quarter and Full Year Results
- Company Provides Net Revenue and Adjusted EPS Outlook for 2015 First Quarter and Full Year
NEW YORK--(BUSINESS WIRE)--Jan. 21, 2015-- CTPartners Executive Search Inc. (NYSE MKT:CTP), a global retained executive search firm, today announced preliminary unaudited results for the fourth quarter and full year ended December 31, 2014. The preliminary results are based on currently available financial and operating information and management's preliminary analysis of the unaudited financial results for the quarter and year ended December 31, 2014.
The Company expects fourth quarter net revenue of approximately $42 million, within the range of guidance given on November 5, 2014. This reflects a 22% increase compared to net revenue of $34.3 million in the year-ago fourth quarter. For the full year, the Company expects net revenue will be approximately $172 million, representing a 32% year-over-year increase compared to $130.3 million reported in 2013.
GAAP net loss for the fourth quarter is expected to be in the range of $0.3 million to $0.6 million, or $0.04 to $0.08 loss per share, compared to a net income of $0.1 million, $0.02 per share, for last year’s fourth quarter. In the fourth quarter of 2014, CTPartners experienced higher than anticipated operating expenses of $1.3 million related to business development activity, increased marketing and upgrading the search process and corporate infrastructure. As a result, excluding after-tax non-operating items of $0.8 to $1.1 million, adjusted net income is expected to be in the range of $0.5 million to $0.6 million, or $0.06 to $0.08 per share, compared to adjusted net income of $0.9 million, or $0.12 per share, in the year-ago fourth quarter. The Company’s previous guidance for the 2014 fourth quarter was adjusted EPS in the range of $0.19 to $0.21. A reconciliation of non-GAAP measures is included in this news release.
Brian Sullivan, Chief Executive Officer, said, “While 2014 was a very successful year for CTPartners, fourth quarter adjusted earnings will be less than expected. We continued to experience high demand for our services and will report strong revenue growth for the fourth quarter and full year. We made necessary investments in our business that will continue to allow CTPartners to be a disruptor in the executive search industry while maintaining our high level of client service as we build our brand globally.”
For the full year 2014, GAAP net income is expected to be in the range of $4.0 million to $4.2 million, or $0.53 to $0.56 per share, compared to a net loss of $1.6 million, or $0.23 loss per share, in 2013. The Company expects adjusted net income, excluding after-tax non-operating items of $1.9 to $2.3 million, for the full year to be in the range of $6.2 to $6.4 million, or $0.82 to $0.85 per share, compared to adjusted net income of $1.8 million, or $0.24 per share, reported in 2013, an increase of 3.5 times.
Mr. Sullivan added, “Looking forward, we expect net revenue and adjusted earnings per share for the full year 2015 to increase over 2014. Our business fundamentals remain strong, search assignments continue to grow and the investments we made in late 2014 will support our future growth as we enter 2015.”
For the first quarter ending March 31, 2015, the Company is anticipating net revenue of $43 million to $45 million and adjusted EPS in the range of $0.08 to $0.12. For the full year ending December 31, 2015, the Company expects to report net revenue of approximately $200 million and adjusted EPS in the range of $0.90 to $1.00. Based on the Company’s preliminary fourth quarter results and full year 2015 outlook revenue is expected to increase approximately 16% as the Company continues to expand its presence in key geographies and grow across each of its practice areas.
The Company currently intends to report its complete financial results for the fourth quarter and full year ended December 31, 2014 on March 12, 2015.

Reconciliation of Non-GAAP measures

	(in thousands, except per share amounts)
	Three months ended December 31
	2014	2013
	Estimated	Actual
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$(340) to $(590)	$85
Adjustments:
Post-combination compensation and reorganization expense	0 to 100	143
Foreign exchange loss/(gain) on funding of foreign subsidiaries	435 to 535	47
Costs incurred for restatement, acquisition and integration	850 to 1200	610
Impairment charges	—	594
Tax effect of the adjustments	(500) to (650)	(533)
Adjusted net income	$450 to $600	$946

Earnings per common share, as adjusted	$0.06 to $0.08	$0.12
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

	(in thousands, except per share amounts)
	Year ended December 31
	2014	2013
	Estimated	Actual
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$4,000 to $4,300	$(1,770)
Adjustments:
Post-combination compensation and reorganization expense	0 to 100	2,659
Foreign exchange loss/(gain) on funding of foreign subsidiaries	700 to 800	867
Costs incurred for restatement, acquisition and integration	2,500 to 2,800	1,748
Impairment charges	—	594
Tax effect of the adjustments	(1,200) to (1,400)	(2,280)
Adjusted net income	$6,250 to $6,400	$1,818

Earnings per common share, as adjusted	$0.82 to $0.85	$0.24

About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 44 offices in 24 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.

Source: CTPartners Executive Search Inc.
CTPartners
William J. Keneally, 216-682-3103
Chief Financial Officer
wkeneally@ctnet.com
or
EVC Group
Chris Dailey/Robert Jones, 646-445-4801
Investor Relations
cdailey@evcgroup.com